Exhibit 10.31

AMENDMENT TO THE

ROTECH HEALTHCARE INC. EMPLOYEES PLAN

Amendment Number 2 to the January 1, 2003 Restatement

WHEREAS, Rotech Healthcare Inc. (the “Company”) established the Rotech Healthcare Inc. Employees Plan (formerly known as the Rotech Medical Corporation Employees Plan) (the “Plan”), effective March 26, 2002; and

WHEREAS, the Plan was last amended and restated, in its entirety, effective January 1, 2003; and

WHEREAS, Section 9.01 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time; and

WHEREAS, the Board desires to amend the Plan to provide for a two year eligibility period.

NOW THEREFORE, the Board hereby amends the Plan as follows:

FIRST: Effective January 1, 2008, a new section 1.42 is added to the Plan to read as follows:

1.42 Year of Service – A one-year period of employment of an Employee with an Employer or Affiliated Entity, the computation of which shall commence with the Employee’s Employment Commencement Date and terminate with the Employee’s Separation from Service. Notwithstanding the preceding sentence, service in the Armed Forces of the United States during the period the Employer is required to give reemployment rights by law shall be counted towards Years of Service, if an Employee returns to work with the Employer or Affiliated Entity immediately after such termination of service.

Notwithstanding the forgoing, Years of Service credited to a Member prior to the incurrence of a One-Year Break in Service shall be disregarded for all Plan purposes until the Member completes a Year of Service following the occurrence of the most recent One-Year Break in Service.

SECOND, a new paragraph is added to the end of Section 2.01 to read as follows:

Effective January 1, 2008, each Eligible Employee who is hired on or after January 1, 2008 shall become a Member on the Entry Date that coincides with, or next follows, the completion of two (2) consecutive Years of Service.

THIRD: Except as herein provided, the Plan shall remain in full force and effect without further modification.

IN WITNESS WHEREOF, the Board has caused this Amendment Number 2 to be executed this 29th day of June, 2007.

ROTECH HEALTHCARE INC.

By:
Philip L. Carter
President & CEO

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